Exhibit 99.3

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), effective as of May 4, 2006, by and between Lexington Corporate Properties Trust, a Maryland real estate investment trust (the “Company”) and Richard J. Rouse (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Board of Trustees of the Company (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive and to provide the Executive with compensation and benefits arrangements which are competitive with those of other real estate investment trusts; and

WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control (as defined below) and to encourage the Executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control;

NOW, THEREFORE, in order to accomplish these objectives and in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.             Employment. Subject to the terms and conditions set forth herein, the Company shall employ the Executive as executive Vice Chairman, Chief Investment Officer and Executive Vice President, and the Executive accepts such employment for the Employment Term (as defined below). During the Employment Term, the Executive shall perform the duties of the executive Vice Chairman, Chief Investment Officer and Executive Vice President and such other duties as may from time to time be assigned to him by the Board.

2.             Performance. Except as provided below, the Executive will serve the Company faithfully and to the best of his ability and will devote substantially all of his business time, energy, experience and talents to the business of the Company and its affiliates; provided, however, that it shall not be considered a violation of the foregoing for the Executive to manage his personal or his family’s investments, or to serve on civic or charitable boards or committees, or, with the advance written approval of the Board, on industry boards or committees, so long as any of such activities do not interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

3.             Employment Term. Unless earlier terminated pursuant to Section 6 below (including, but not limited to, the Executive’s termination of employment due to death, resignation, or Disability (as defined in Section 5(b)(iii) below)), the employment term shall begin upon May 4, 2006 (the “Effective Date”), and shall continue for a period of three years from such date (the “Initial Term”); provided that such term shall be automatically extended for additional periods of one (1) year commencing on the third anniversary of the Effective Date and each anniversary thereof (such period the “Additional Term”) unless either party shall have given notice to the other party that such party does not desire to extend the term of this

Agreement, such notice to be given at least one hundred eighty (180) days prior to the end of Initial Term or Additional Terms (the Initial Term and the Additional Term or Terms, if applicable, collectively, the “Employment Term”).

4.	Compensation and Benefits.

(a)           Base Salary. As compensation for services hereunder and in consideration of the Executive’s other agreements hereunder, during the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company’s procedures, subject to withholding and other applicable taxes, at an annual rate of Four Hundred and Fifty Thousand Dollars ($450,000), subject to review by the Company no less frequently than annually for increase (but not to be decreased) (such base salary, as increased from time to time being hereinafter referred to as “Base Salary”).

(b)           Bonuses and Incentive Compensation. During the Employment Term, the Executive shall have opportunities for bonuses and shall have opportunities for incentive compensation comparable to those provided to other senior executives of the Company and shall be eligible to participate in all bonus and incentive compensation plans made available by the Company, from time to time, for its senior executives.

(c)           Medical, Dental, Disability, Life Insurance, Pension and Other Benefits. During the Employment Term, the Executive shall, in accordance with the terms and conditions of the applicable plan documents and all applicable laws, be eligible to participate in the various medical, dental, disability, life insurance, pension and other employee benefit plans made available by the Company, from time to time, for its senior executives.

(d)           Vacation, Sick Leave. During the Employment Term, the Executive shall be entitled to vacation and sick leave in accordance with the Company’s established practices with respect to its senior executives.

(e)           Expenses. The Executive shall be reimbursed by the Company for all reasonable expenses actually incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon receipt of appropriate documentation.

5.             Termination. (a)         The employment of the Executive hereunder shall terminate at the end of the Employment Term. The employment of the Executive hereunder may also be terminated at any time (i) by the Company with or without Cause (as defined in Section 5(b)(i) below); (ii) by the Executive with or without Good Reason (as defined in Section 5(b)(ii) below) by notice of resignation delivered to the Company; or (iii) by the Executive for any reason within two years following a Change in Control. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then the Executive shall be treated for purposes of this Agreement as if he had been terminated within two years following the Change in Control (such a termination shall be referred to in this Agreement as a “Pre-Change in Control Termination”). At any time after a Disability (as defined in Section 5(b)(iii) below) occurs, provided that the Board, upon advice of a medical doctor selected in accordance with Section 5(b)(iii) hereof, determines that the Executive remains incapable of performing his essential duties and responsibilities hereunder, subject to applicable legal requirements, the Company may terminate the Executive’s employment effective forthwith after giving notice to the Executive of such termination. Further, if the Board, upon advice of a medical doctor selected in accordance with Section 5(b)(iii) hereof, shall reasonably determine that the Executive has become physically or mentally incapable of performing his essential duties and responsibilities as provided in this Agreement and such incapacity is likely to last for a period of at least one hundred eighty (180) days from the onset of such incapacity, the Company may, at its discretion at any time thereafter while the Executive remains incapable of performing his material duties hereunder, and subject to applicable legal requirements, remove the Executive from his then position with the Company; provided, further, that if he returns to full time employment, with the permission of the Board, prior to the time he is determined to have incurred a Disability, he shall be restored to his position or positions with the Company.

(b)	For purposes of this Agreement,

(i)         “Cause” shall mean: (A) the Executive’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony (but not a traffic infraction or similar offense), (B) any breach by the Executive of any material provision of this Agreement; (C) any act by the Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company or its affiliates; or (D) gross negligence or willful misconduct on the part of the Executive in the performance of his duties as an employee, officer or member of the Company or its affiliates (that in only the case of gross negligence results in a material economic harm to the Company); provided, however, that the Company may not terminate the Executive’s employment under clauses (B), (C) or (D) unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination within 90 days of such event, and in the case of a breach set forth in clause (B) above, the Executive either (X) has not, within 30 days following receipt of such notice, cured such Cause, or (Y) in the event such Cause cannot be cured within such 30-day period, has not taken all reasonable steps to cure such Cause. No termination for Cause shall be effective unless the Board makes a Cause determination after notice to the Executive and the Executive has been provided with the opportunity (with counsel of his choice) to contest the determination at a meeting of the Board.

(ii)        “Good Reason” shall mean the occurrence of the following events without the Executive’s written consent, provided that the Executive first gives the Company written notice of his intention to terminate and of the grounds for such termination within 90 days of such event, and the Company has not cured such Good Reason within thirty (30) days of the Executive giving the Company written notice thereof: (A) a material reduction of the Executive’s authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive’s position or positions with the Company, (B) a reduction in the Executive’s rate of Base Salary; (C) a breach by the Company of any material provision of this Agreement; or (D) the Company’s requiring the Executive to be based at any office or location located more than fifty (50) miles from the New York metropolitan area. Notwithstanding anything herein to the contrary, any change of the Executive’s position with the Company to which the Executive consents in writing shall not constitute Good Reason.

(iii)       “Disability” shall mean the mental or physical incapacity of the Executive such that (A) he qualifies for long-term disability benefits under a Company-sponsored long-term disability policy or (B) the Executive has been incapable as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing his essential duties and responsibilities for any period of one hundred eighty (180) days (whether or not consecutive) in any consecutive three hundred sixty-five (365) day period. Disability shall be determined by an approved medical doctor selected by the Company and the Executive. If the Company and the Executive cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

(iv)	“Change in Control” shall mean:

(A)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common shares of beneficial interest of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) of this Section 5(b)(iv); or

(B)          Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common shares of beneficial interest and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of the Board, providing for such Business Combination; or

(D)                          Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.	Severance. (a)	If, during the Employment Term,

(1)           the Executive terminates his employment with the Company for Good Reason;

(2)           the Executive’s employment is terminated by the Company without Cause; or

(3)           the Executive’s employment is terminated for any reason by the Executive within two years following a Change in Control; or

(4)           the Executive’s employment is terminated in a Pre-Change in Control Termination;

then, the Company shall have no liability or further obligation to the Executive except as follows: the Executive shall be entitled to receive, subject to Section 6(e):

(i)         within 30 days of such termination of employment, any earned but unpaid Base Salary for the period prior to termination and any earned but unpaid bonuses, in cash, for prior periods which have ended at the time of such termination (“Entitlements”);

(ii)        at the time provided in such plan, any rights to which he is entitled in accordance with such applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan (“Rights”);

(iii)       within 30 days of such termination of employment, severance pay (the “Severance Pay”) in the amount equal to three (3) times the sum of: (x) the Executive’s Base Salary at termination, (y) his regular target bonus, in cash, assuming achievement of 100% of all targets under Company’s executive bonus plan in effect for the fiscal year in which his termination occurs (by way of example only, 200% of Executive’s Base Salary under the current executive bonus plan) (or, if no such executive bonus plan is in effect, the executive bonus plan in effect for the fiscal year prior to the fiscal year in which his termination occurs) and (z) either (A) the average of the fair market value, measured as of the grant date, of the long-term incentive awards the Company has granted to or agreed to grant to (if such grant has not yet been made) the Executive during the fiscal year during which the termination occurs and the fiscal year immediately preceding the year during which the termination occurs, or (B) if the Company has not agreed to grant a long-term incentive award to the Executive during the fiscal year during which the termination occurs, then the average fair market value, measured as of the grant date of the long-term incentive awards the Company has granted to the Executive during the two fiscal years immediately preceding the year during which the termination occurs;

(iv)       a pro rata annual bonus, in cash, determined by (x) the number of days the Executive was employed by the Company during the fiscal year divided by 365, and multiplied by (y) his regular target bonus assuming achievement of 100% of all targets under Company’s executive bonus plan in effect for the fiscal year in which his termination occurs (by way of example only, 200% of Executive’s Base Salary under the current executive bonus plan) (or, if no such executive bonus plan is in effect, the executive bonus plan in effect of the fiscal year prior to the fiscal year in which his termination occurs); and

Additionally, upon a Change in Control or a termination of the Executive’s employment under Section 6(a)(1), 6(a)(2), 6(a)(3) or 6(a)(4) above, all non-vested and/or unearned bonus and long-term incentive awards previously granted to the Executive, including but not limited to restricted stock, deferred share awards, and stock options shall earn and fully vest and become nonforfeitable.

Additionally, medical, dental, disability, life insurance and other employee welfare benefits (the “Welfare Plans”) then provided to senior executives of the Company shall be continued following the date of termination for a period of three (3) years and, if the Executive is precluded from participating in any Welfare Plan by its terms or applicable law during such period, the Company shall pay to the Executive in a lump sum the cash equivalent of the premiums or other contributions that the Company would otherwise pay under the terms of this Agreement as of the date of the Executive’s termination, or date of payment if later, to continue the Executive’s participation in the Welfare Plans for three years. Except in the case of a termination within two years following a Change in Control or a Pre-Change in Control Termination, as a condition of and upon receiving the Severance Pay under Section 6(a)(iii) and Section 6(a)(iv) and the vesting of awards under Section 6(a), the Executive agrees to execute a release thereby releasing the Company and its affiliates from any and all obligations and liabilities to the Executive arising from or in connection with the Executive’s employment or termination of employment with the

Company and its affiliates and any disagreements with respect to such employment, except that such release shall not apply with respect to any rights of the Executive to indemnification under the Company’s Certificate of Incorporation or By-Laws or to any rights of the Executive to indemnification or directors’ and officers’ liability insurance coverage of the Company and its affiliates.

(b)           If during the Employment Term, the Executive’s employment is terminated on account of death or Disability, the Company shall have no liability or further obligation to the Executive except as follows: the Executive (and his estate or designated beneficiaries under any Company-sponsored employee benefit plan in the event of his death) shall be entitled to receive, subject to Section 6(e):

(i)        any Entitlements within 30 days of such termination of employment or, if later, the date such Entitlement would otherwise be paid to active employees of the Company, and any Rights at the time provided in the relevant plans;

(ii)      within 30 days of such termination of employment, Severance Pay in the amount of one (1) times the Executive’s Base Salary at termination;

(iii)     all non-vested bonus and long-term incentive awards previously granted to the Executive, including but not limited to restricted stock, deferred share awards and stock options, shall earn and fully vest and become nonforfeitable; and

(iv)     at the time such bonuses or payments would otherwise have been paid, a pro rata portion of the bonuses he would have received under the Company’s executive bonus plan in effect at the time of his termination had he remained employed by the Company for the full fiscal year in which his termination occurs, equal to the ratio of the number of days of his employment by the Company during such fiscal year to 365, and a pro rata portion of any payment he would have received or award that would have vested under any performance-based long-term incentive award program of the Company had he remained employed by the Company for the full performance period or periods in which his termination occurs, equal to the ratio of the number of days of his employment by the Company during such period to the full number of days in such period (such amounts to be referred to herein as the “Pro Rata Bonus and Incentive Payments”);

Additionally, the group health plan then provided to senior executives of the Company shall be continued following the date of termination for a period of two (2) years and, during such period, if the Executive is precluded from participating in such group health plan by its terms or applicable law, the Company shall pay to the Executive in cash the premiums or other contributions that the Company would otherwise pay as of the date of the Executive’s termination to continue the Executive’s participation in the group health plan for two years. Notwithstanding the foregoing, the continuation period for group health benefits under Section 4980B of the Code by reason of the Executive’s termination of employment with the Company shall be measured from his actual date of termination of employment. As a condition of receiving the Severance Pay under Section 6(b)(iii) and the bonus payments under Section 6(b)(ii) and (iv), the Executive, or the representative of his estate if he has died, agrees to execute a release thereby releasing the Company and its affiliates from any and all obligations and liabilities to the Executive arising from or in connection with the Executive’s employment or termination of employment with the Company and its affiliates and any disagreements with respect to such employment, except that such release shall not apply with respect to any rights of the Executive to indemnification under the Company’s Certificate of Incorporation or By-Laws or to any rights of the Executive to indemnification or directors’ and officers’ liability insurance coverage of the Company and its affiliates.

(c)           If during the Employment Term, the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason and Section 6(a) (with respect to a Pre-Change in Control Termination) does not apply, the Company shall have no liability or further obligation to the Executive except as follows: the Executive shall be entitled to receive any Entitlements within 30 days of such termination of employment or, if later, the date such Entitlement would otherwise be paid to active employees of the Company, and any Rights at the time provided in the relevant plans.

(d)           The payments made pursuant to this Section 6 shall be excluded from all pension and benefit calculations under the employee benefit plans of the Company and its affiliates, except as otherwise provided in the applicable employee benefit plan.

(e)           Notwithstanding anything in this Section 6 to the contrary, if the Company determines in good faith that any payment or benefit to the Executive under this Section 6, or any vested shares of the Company’s common stock deferred to a rabbi trust for the benefit of the Executive, that, in either case, is payable to the Executive on account of his termination of employment with the Company, constitutes a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (as set forth in IRS Notice 2005-1, Q&A-4 or successor Temporary or Final Treasury Regulations) and the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), the Company shall delay commencement of any such payment or benefit until six months after the Executive’s last day of employment with the Company (the “409A Suspension Period”). Within fourteen calendar days after the end of the 409A Suspension Period, the Company shall pay to the Executive a lump sum payment in cash equal to any payments (including interest on any such payments, at an interest of not less than the prime interest rate, as published in the Wall Street Journal, over the period such payment is restricted from being paid to the Executive) and benefits that the Company would otherwise have been required to provide under this Section 6 but for the imposition of the 409A Suspension Period. Thereafter, the Executive shall receive any remaining payments and benefits due under this Section 6 in accordance with the terms of this Section (as if there had not been any suspension period beforehand).

7.             Covenants of the Executive. (a)       During the Employment Term and for a period of one (1) years thereafter, (i) the Executive shall not, within any jurisdiction or marketing area in which the Company or any of its affiliates is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company or any of its affiliates; (ii) the Executive shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any such affiliate; provided, however, this subparagraph (ii) shall not apply to the Executive’s personal secretary at the time of termination; and (iii) the Executive will not solicit, in competition with the Company or its affiliates, any person who is, or was at any time within the twelve months prior to his termination of employment, a customer of the business conducted by the Company or any of its affiliates. For purposes of determining whether to permanently withhold, or recover, payments from the Executive pursuant to Section 7(d) hereof, the Board shall determine what constitutes a competing business; provided that (x) the scope of businesses and the jurisdictions and marketing areas within which the Executive has agreed not to compete pursuant to clause (a)(i) of this Section 7 shall, for any challenged activity of the Executive, be determined as of the date of any such activity and (y) the Executive’s ownership of securities of two percent (2%) or less of any publicly traded class of securities of a public company shall not be considered to be competition with the Company or any of its affiliates. Notwithstanding the foregoing, the provisions of this Section 7(a) shall not apply following the Executive’s termination if the Executive is terminated by the Company without Cause or the Executive terminates for Good Reason or a Pre-Change in Control Termination.

(b)           For the Employment Term and thereafter, (i) the Executive will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company; and (ii) the Executive will not use (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company shall be and become the sole property of the Company, unless released in writing by the Company, and the Executive hereby assigns any and all rights therein or thereto to the Company.

(c)           All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or its affiliates, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

(d)           The Executive acknowledges that a breach of his covenants contained in this Section 7 may cause irreparable damage to the Company and its affiliates, the exact amount of which will be difficult to ascertain, that the remedies at law for any such breach will be inadequate and that the amounts payable to the Executive pursuant to the provisions of Section 6(a)(iii), (iv) and the paragraphs following 6(a)(iv) and /or 6(b)(ii), (iii)

and (iv) hereunder are additional consideration for the covenants contained in this Section 7. Accordingly, the Executive agrees that if he breaches any of the covenants contained in this Section 7, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. In addition, the breach of any of the covenants contained in this Section 7 shall entitle the Company to permanently withhold, and to recover from the Executive any amounts paid to the Executive pursuant to the provisions of Section 6(a)(iii), (iv) and the paragraphs following 6(a)(iv) and /or 6(b)(ii), (iii) and (iv) of this Agreement. The Company shall provide the Executive with at least five days prior written notice before withholding of any payment provided for in the immediately preceding sentence.

(e)           The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 7 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

(f)            The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance, and, if during the period following the Employment Term, the Company requests the Executive’s cooperation for a period of greater than 8 hours per month, the Company agrees to reimburse the Executive at a rate of $250.00 per hour.

(g)           The Executive agrees that, during the Term of Employment and at any time thereafter (including following the Executive’s termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its affiliates or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, during the Employment Term, and at any time thereafter, (including following the Executive’s termination of employment for any reason) it will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Executive’s reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or a representative of the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

8.             Special Tax Provision. (a)    In the event it shall be determined that any amount or benefit paid with respect to the Executive, (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person), as a result of any change in ownership of the Company covered by Code Section 280G(b)(2) (collectively, the “Covered Payments”) is subject to the excise tax imposed by Section 4999 of the Code and/or any interest or penalties with respect to such excise tax (such excise tax is hereinafter referred to as the “Excise Tax”), the Company shall pay to the Executive an additional payment (the “Tax Reimbursement Payment”) in an amount such that after payment by the Executive of all taxes (including any Excise Tax) (including, without limitation, income taxes) imposed upon the Tax Reimbursement Payment, the Executive retains an amount of the Tax Reimbursement Payment equal to the Excise Tax imposed upon the Covered Payments.

(b)           For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to (i) pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made and (ii) pay any applicable state and local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

(c)           (i)         (A)         All determinations under this Section 8, including whether and when a Tax Reimbursement Payment is required and the amount of such Tax Reimbursement Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s outside legal counsel (based on calculations made by a benefits consulting firm or by independent certified public accountants appointed by the Company) or by independent certified public accountants appointed by the Company (collectively the “Tax Advisor”).

(B)          In the event that the Tax Advisor determines, for any reason whatsoever, the correct amount of the Tax Reimbursement Payment to be less than the amount determined at the time the Tax Reimbursement Payment was made, the Executive shall repay to the Company, within thirty days after the time that the amount of such reduction in Tax Reimbursement Payment is determined by the Tax Advisor, the portion of the prior Tax Reimbursement Payment attributable to such reduction (including the portion of the Tax Reimbursement Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Tax Reimbursement Payment being repaid by the Executive, using the assumptions and methodology utilized to calculate the Tax Reimbursement Payment (unless manifestly erroneous)), plus interest on the amount of such repayment at the rate provided in Section 6621(a)(1) of the Code.

(ii)        In the event that the determination set forth in (A) above is made by the Tax Advisor after the filing by the Executive of any of his tax returns for the calendar year in which the change in ownership event covered by Code Section 280G(b)(2) occurred but prior to the date the statute of limitations has expired for refund claims, the Executive shall file at the request of the Company an amended tax return in accordance with the Tax Advisor’s determination, but no portion of the Tax Reimbursement Payment shall be required to be refunded to the Company until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion (less any tax the Executive must pay on such interest and which the Executive is unable to deduct as a result of payment of the refund).

(iii)       In the event that the Excise Tax is later determined by the Tax Advisor or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) once the amount of such excess is finally determined.

(iv)       In the event of any controversy with the Internal Revenue Service (or other taxing authority) under this Section 8, the Executive shall promptly notify the Company of such controversy and provide all documents provided by the Internal Revenue Service (or other taxing authority) to the Executive within 10 days of receipt of such documents. The Executive shall permit the Company to control issues related to this Section 8, provided that such issues do not potentially materially adversely affect the Executive; provided further, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax thereon, including interest and penalties, which is payable to the Executive pursuant to the provisions of Section 8(a) hereof. In the event any issues do potentially materially adversely affect the Executive, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of the issues, but if the parties cannot agree the Company shall make the final determination with regard to the issues; provided further, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax thereon, including interest and penalties, which is payable to the Executive pursuant to the provisions of Section 8(a) hereof. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit a representative of the Company to accompany the Executive, and the Executive and his representative shall cooperate with the Company and its representative.

(v)        With regard to any initial filing for a refund or any other action required pursuant to this Section 8 (other then by mutual agreement) or, if not required, agreed to by the Company and the Executive, the Executive shall cooperate fully with the Company.

(d)           The Company shall use its best efforts to cause the Tax Advisor to promptly deliver the initial determination required hereunder within forty-five (45) days after the change in ownership covered by Section 280G(b)(2) of the Code. The Tax Reimbursement Payment, or any portion thereof, payable by the Company shall be paid not later than the thirtieth (30th) day following the determination by the Tax Advisor. The amount of such payment shall be subject to later adjustment in accordance with the determination of the Tax Advisor as provided herein. Notwithstanding the foregoing, in no event shall payment of the Tax Reimbursement Payment occur before the earlier of the Executive’s termination of employment with the Company or a “change in control event” within the meaning of Proposed Treasury Regulation § 1.409A-3(g)(5) or any successor Temporary or Final Treasury Regulation (a “Qualifying Change in Control”); however, if the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and any Covered Payment is made in connection with the Executive’s termination of employment with the Company, then any portion of the Tax Reimbursement Payment that is attributable to such Covered Payments shall be paid to the Executive on the date that is six months after the Executive’s last day of employment with the Company. If the Executive becomes entitled to receive a Tax Reimbursement Payment in connection with a change in control that is not a Qualifying Change in Control, the unpaid Tax Reimbursement Payment shall accrue interest an annual interest rate of prime plus one-percent until paid immediately following the Executive’s last day of employment; however, if Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), then the Company shall pay the Executive the deferred Tax Reimbursement Payment on the date that is six months after the Executive’s last day of employment with the Company.

(e)           The Company shall be responsible for all charges of the Tax Advisor.

(f)            The Executive and the Company shall mutually agree on and promulgate further guidelines in accordance with this Section 8 to the extent, if any, necessary to effect the reversal of excessive, or a shortfall in, Tax Reimbursement Payments.

(g)           The payments made pursuant to Section 8 hereof shall be excluded from all pension and benefit calculations under the employee benefit plans of the Company and its affiliates.

9.             Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

If to the Executive:

Richard J. Rouse

11 Kanes Lanes

Huntington Bay, NY 11743

If to the Company:

Lexington Corporate Properties Trust

One Penn Plaza, Suite 4015

New York, NY 10119-4015

Attention: Compensation Committee Chairman

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022

Attention: Barry A. Brooks, Esq.

10.	General.

(a)           Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State.

(b)           Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

(c)           Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive’s ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, the Company will assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation.

(d)           Enforcement Costs. If any contest or dispute shall arise under this Agreement involving the termination of the Executive’s employment with the Company and its affiliates or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall advance the Executive or pay directly on his behalf, all reasonable legal fees and expenses, if any, incurred or, in the case of fees and expenses for which payment is required before the services are rendered, to be incurred within the next 30 days, by the Executive in connection with such contest or dispute upon presentation of an itemized bill to the Company regarding any such fees and expenses along with proof reasonably satisfactory to the Company that such expenses have been incurred or will be incurred within the next 30 days by the Executive; provided, however, that in the event the resolution of any such contest or dispute includes a finding that the Executive’s claims in such contest or dispute are frivolous or brought in bad faith, the Executive shall be required to reimburse the Company, for all sums advanced to the Executive pursuant to this Section 10(d) in connection with such contest or dispute, together with interest in an amount equal to the prime rate, as published in the Wall Street Journal, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company makes payment to the Executive hereunder through the date of the Executive’s repayment thereof. Notwithstanding the foregoing, any reimbursements under this paragraph following the Executive’s termination of employment with the Company shall be subject to the payment limitations described in Section 6(e) of this Agreement.

(e)          Compliance with Rules and Policies. The Executive shall perform all services in all material respects in accordance with the applicable policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company. In addition, the Executive, where applicable, shall comply in all material respects with all laws, rules and regulations that are generally applicable to the Company, its affiliates and their employees, directors and officers.

(f)           Taxes. The Company shall withhold from all amounts due hereunder any applicable withholding taxes payable to federal, state, local or foreign taxing authorities. Except as set forth in Section 8, the Company shall have no obligation to indemnify or hold the Executive harmless from any taxes he may incur from any amounts payable under this Agreement.

(g)           Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, including, but not limited to the Employment Agreement dated April 1, 2003 between the Company and the Executive.

(h)           Duration. Notwithstanding the Employment Term hereunder, the applicable sections of this Agreement shall continue for so long as any obligations remain under this Agreement.

(i)             Survival. All of the rights and covenants set forth in Sections 5, 6, 7, 8, 10(d) and 10(k) of this Agreement shall survive and shall continue to be binding upon the Executive notwithstanding the termination of this Agreement for any reason whatsoever. It is expressly agreed that the remedy at law for the breach or threatened breach of any such covenant is inadequate and that the Company, in addition to any other remedies that may be available to it, in law or in equity, shall be entitled to injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

(j)            Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this

Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

(k)           Indemnification. The Company shall indemnify the Executive, to the maximum extent permitted by applicable law, and in the same or better manner and to the same or better extent with respect to each aspect of the indemnification as provided to any other executive of the Company, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party, brought by any shareholder of the Company directly or derivatively or by any third party by reason of any act or omission of the Executive as an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

(l)             Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(m)          Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement effective as of the day and year first written above.

Date:	May 4, 2006	LEXINGTON CORPORATE PROPERTIES TRUST
/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Authorized Officer

EXECUTIVE

Date:	May 4, 2006	/s/ Richard J. Rouse
Richard J. Rouse

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